EXHIBIT 32

CERTIFICATION

(PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Apogee Technology, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The quarterly report on Form 10Q for the quarter ended March 31, 2008 (the “Form 10Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 14, 2008	/s/	Herbert M. Stein
Herbert M. Stein
Chairman of the Board,
President, Chief Executive Officer
(principal executive officer)

Dated: May 14, 2008	/s/	Paul J. Murphy
Paul J. Murphy
Chief Financial Officer and Vice President
Finance (principal financial officer and
principal accounting officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.